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                                                                   EXHIBIT 23.2




18 July 1997


Our Ref:  MJB/SC/1789/HG



The Directors
Intelligent Systems Corporation
4355 Shackleford Road
Norcross
GA 30093
USA

Dear Sirs

INTERQUAD SERVICES LIMITED

As independent public accountants, we hereby consent to the incorporation of our report included in the Form 10-K for the fiscal year ended December 31, 1996 into Intelligent Systems Corporation's Registration Statement on Form S-8.

Yours faithfully




MORLEY & SCOTT